UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 20, 2016

Capital Southwest Corporation
(Exact name of registrant as specified in its charter)

Texas	814-00061	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders (the “Annual Meeting”) was held on July 20, 2016. All matters submitted for approval by the Company’s shareholders, as described in the Company’s proxy statement on Schedule 14A filed with the SEC on June 20, 2016 (the “Proxy Statement”), were approved. As of June 1, 2016, the record date, 15,726,006 shares of common stock were entitled to vote, and 13,862,431 of those shares were voted in person or by proxy at the Annual Meeting.

The results of each matter voted on at the Annual Meeting were as follows:

(1)	Election of Directors. The following seven (7) directors were elected to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph B. Armes	9,299,999	2,236,677	2,325,755
David R. Brooks	9,587,922	1,948,754	2,325,755
Bowen S. Diehl	11,278,605	258,071	2,325,755
Jack D. Furst	9,587,922	1,948,754	2,325,755
T. Duane Morgan	7,779,883	3,756,793	2,325,755
William R. Thomas III	7,705,334	3,831,342	2,325,755
John H. Wilson	7,778,560	3,758,116	2,325,755

(2)	Advisory vote on executive compensation. The compensation of the Company’s named executive officers as disclosed and discussed in the Proxy Statement was approved on an advisory basis.

Votes For	10,963,109
Votes Against	321,909
Abstentions	251,658
Broker Non-Votes	2,325,755

(3)	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended March 31, 2017. The appointment was ratified.

Votes For	12,221,298
Votes Against	1,631,435
Abstentions	9,698
Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2016
	By:	/s/ Bowen S. Diehl
		Name:	Bowen S. Diehl
		Title:	Chief Executive Officer and President